Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 9, 2018, relating to the consolidated financial statements, the effectiveness of Natural Gas Services Group, Inc.’s internal control over financial reporting, and schedules of Natural Gas Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

Austin, Texas
November 13, 2018